UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported): January 23, 2008

HYDRON TECHNOLOGIES, INC.

(Exact name of registrant as specified in charter)

New York	0-6333	13-1574215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 4400 34th Street N, Suite F,

Saint Petersburg, Florida 33714

(Address of principal executive offices)

(727) 342-5050

(Registrant’s telephone number, including area code)

Copy to:

Robert C. Brighton, Jr., Esq.

Ruden McClosky Smith Schuster & Russell, P.A.

200 East Broward Boulevard

Fort Lauderdale, FL 33301

Phone: (954) 527-2473

Fax: (954) 333-4073

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement; and

Item 3.02 Unregistered Sales of Equity Securities.

On January 23, 2008, Hydron Technologies, Inc., a New York corporation (the “Company”), closed on a private offering (the “Offering”) of 600,000 units (“Units”), comprised of one (1) share (“Share”) of its Common Stock and one (1) warrant (“Warrant”) for the purchase of one (1) share of Common Stock of the Company for each Unit purchased or a total of 600,000 Shares and 600,000 Warrants to purchase Shares. The Company received gross cash proceeds of Seventy Five Thousand Dollars ($75,000) from the sale of Units in the Offering.

After issuance of the Shares sold in the Offering, the Company has a total of 19,621,176 shares of Common Stock outstanding plus an additional 10,144,000 shares of Common Stock issuable upon the exercise of options and warrants (including the Warrants). Accordingly, the issuance of Units will increase the number of shares of Common Stock by approximately 3.2% and the number of fully-diluted shares of Common Stock by approximately 4.2%.

Among the individuals who purchased Units in the Offering are (i) Richard Banakus, the Chairman acting interim President and a director of the Company, who purchased 200,000 Units pursuant to a subscription agreement, and (ii) Ronald J. Saul, a director of the Company, who purchased 200,000 Units together with his spouse pursuant to a subscription agreement.

Following the closing of the Offering, Mr. Banakus beneficially owns 4,064,300 shares of Common Stock, comprised of 2,714,300 shares held directly by him and his immediate family members and 1,350,000 shares of Common Stock issuable upon the exercise of options and common stock purchase warrants (including the Warrants), representing beneficial ownership of approximately 19.4% of the Common Stock.

Mr. Saul beneficially owns 7,238,536 shares of Common Stock, comprised of 4,238,536 shares held directly by him and his immediate family members and 3,000,000 shares of Common Stock issuable upon the exercise of options and common stock purchase warrants (including the Warrants), representing beneficial ownership of approximately 32% of the Common Stock.

Under the terms of the Offering, the Company has agreed that in the event that the Company shall grant “piggy back” registration rights to any other party to cause the Company’s Common Stock or any security exercisable or exchangeable for, or convertible into, shares of Common Stock to be included in a registration statement filed by the Company for sale by any selling shareholder or by the Company, the Company will grant similar registration rights to Mr. Banakus, Mr. Saul and his spouse.

The Company offered and sold the Units, including the Shares and the Warrants included in the Units, without registration under the Securities Act in reliance on the exemptions from registration provided by Rule 506 of Regulation D and Section 4(2) of the Securities Act, and with respect to applicable state securities law registration requirements in reliance on the preemption from applicable state registration requirements provided under Section 18(a) of the Securities Act. Mr. Banakus, Mr. Saul and his spouse are “accredited investors” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”).

The Company intends to use the proceeds of the Offering to pay current obligations of the Company. The balance, if any, will be used for working capital and general corporate purposes, including funding ongoing operations.

Item 9.01 Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired.

Not applicable.

(b)           Pro forma financial information.

Not applicable.

(c)           Shell Company Transactions.

Not applicable.

(d)           Exhibits

Please see the Exhibit Index following the Signature Page for the Exhibits included with this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYDRON TECHNOLOGIES, INC.

	BY:	/s/ DAVID POLLOCK
David Pollock Chief Executive Officer
Dated: January 23, 2008

EXHIBIT INDEX

Exhibit No.	Description of Document

10.1	Subscription Agreement between Hydron Technologies and Ronald J. Saul and Antonette G. Saul, jointly for the purchase of 200,000 Units.
10.2	Common Stock Purchase Warrant in favor of Ronald J. Saul and Antonette G. Saul, jointly.
10.3	Subscription Agreement between Hydron Technologies and Richard Banakus for the purchase of 200,000 Units.
10.4	Common Stock Purchase Warrant in favor of Richard Banakus.